EXHIBIT 12(b)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
    COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                              (dollars in millions)

                                                                                                                        Three Months
                                                                       Year Ended December 31,                              Ended
                                                  ------------------------------------------------------------------      March 31,
                                                    1995           1996           1997            1998         1999         2000
                                                  ----------------------------------------------------------------------------------
Earnings:
 1. Income (loss) before
      income taxes                                $  469         $1,131         $1,239            $(77)     $(1,415)        $  108
 2. Add: Fixed charges
           excluding
           capitalized
           interest
           (Line 13)                               5,138          5,483          5,959           6,954        3,654            709
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                                28             30           (117)             15           75             18
                                                  ----------------------------------------------------------------------------------

 4. Earnings including
      interest on deposits                         5,579          6,584          7,315           6,862        2,164            799
 5. Less: Interest on
            deposits                               1,360          1,355          2,076           2,195        1,424            284
                                                  ----------------------------------------------------------------------------------
 6. Earnings excluding
      interest on deposits                        $4,219         $5,229         $5,239          $4,667      $   740         $  515
                                                  ==================================================================================

Preferred Stock Dividend Requirements:
 7. Preferred stock dividend
      requirements                                $   51         $   51         $   49          $   32      $    23         $    5
 8. Ratio of income (loss) from
      continuing operations
      before income taxes to
      income (loss) from
      continuing operations
      after income taxes                             151%           148%           143%            105%          88%           432%
                                                  ----------------------------------------------------------------------------------
 9. Preferred stock dividend
      requirements on a pretax
      basis                                       $   77         $   75         $   70          $   34      $    20         $   22
                                                  ==================================================================================

Fixed Charges:
10. Interest Expense                              $5,105         $5,451         $5,926          $6,919      $ 3,612         $  700
11. Estimated interest
      component of net
      rental expense                                  33             32             33              35           42              9
12. Amortization of debt
      issuance expense                                --             --             --              --           --             --
                                                  ----------------------------------------------------------------------------------
13. Total fixed charges
      including interest on
      deposits and excluding
      capitalized interest                         5,138          5,483          5,959           6,954        3,654            709
14. Add: Capitalized
           interest                                   --             --             --              --           --             --
                                                  ----------------------------------------------------------------------------------
15. Total fixed charges                            5,138          5,483          5,959           6,954        3,654            709

                                                                                                                        Three Months
                                                                                                                            Ended
                                                                       Year Ended December 31,                            March 31,
                                                  ----------------------------------------------------------------------------------
                                                    1995           1996           1997            1998         1999         2000
                                                  ----------------------------------------------------------------------------------
16. Add: Preferred stock
           dividend require-
           ments - pretax
           (Line 9)                                   77             75             70              34           20             22
                                                  ----------------------------------------------------------------------------------
17. Total combined fixed
      charges and preferred
      stock dividend require-
      ments on a pretax
      basis                                        5,215          5,558          6,029           6,988        3,674            731

18. Less: Interest on
           deposits
           (Line 5)                                1,360          1,355          2,076           2,195        1,424            284
                                                  ----------------------------------------------------------------------------------
19. Combined fixed charges
      and preferred stock
      dividend requirements
      on a pretax basis
      excluding interest on
      deposits                                    $3,855         $4,203         $3,953          $4,793      $ 2,250         $  447
                                                  ==================================================================================
Consolidated Ratios of Earnings
  to Combined Fixed Charges
  and Preferred Stock
  Dividend Requirements:
  Including interest on
  deposits
  (Line 4/Line 17)                                  1.07           1.18           1.21             .98          N/A           1.09
                                                  ==================================================================================
  Excluding interest on
   deposits
   (Line 6/Line 19)                                 1.09           1.24           1.32             .97          N/A           1.15
                                                  ==================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, and preferred stock dividend requirements, including and excluding interest on deposits, by $1,510 million and by $126 million, respectively, as a result of a net loss recorded during the period.

N/A - Not Applicable.